UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

  CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	March 11, 2016

BEACON ROOFING SUPPLY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50924	36-4173371
(Commission File Number)	(IRS Employer
Identification No.)

505 Huntmar Park Drive, Suite 300
Herndon, VA	20170
(Address of Principal Executive Offices)	(Zip Code)

(571) 323-3939
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of New Principal Accounting Officer

On March 11, 2016 Beacon Roofing Supply, Inc. (“Beacon” or the "Company") issued a press release announcing that Gregory T. Jorgensen, age 40, has accepted the position of Vice President and Chief Accounting Officer effective March 28, 2016. A copy of the press release is attached hereto as Exhibit 99 and is incorporated by reference herein.

Mr. Jorgensen’s compensation will consist of an annual salary, performance bonus, and certain transportation allowances that are commensurate with those given to the Company’s other Vice Presidents. He will also be eligible to participate in all benefit plans available to full-time Beacon employees, will receive a $30,000 signing bonus upon commencement of his employment, and will receive relocation benefits pursuant to existing Company policy. Lastly, stock options and restricted stock units awarded to Mr. Jorgensen by our Compensation Committee as a result of his appointment will be reported on a Form 8-K/A.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Index

Exhibit Number	Description

99	Beacon Roofing Supply, Inc. Press Release, dated March 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date: March 11, 2016	By:	/s/ JOSEPH M. NOWICKI
JOSEPH M. NOWICKI
Executive Vice President & Chief Financial Officer